                                                                    EXHIBIT 99.2

                    [ARLINGTON HOSPITALITY, INC. LETTERHEAD]

For Immediate Release
CONTACT:                                           MEDIA CONTACT:
James B. Dale, Chief Financial Officer             Jerry Daly or Carol McCune
847-228-5401 x 361                                 703-435-6293
jimdale@arlingtonhospitality.com                   jerry@dalygray.com

  ARLINGTON HOSPITALITY TO HOLD SECOND-QUARTER 2004 EARNINGS CALL ON AUGUST 13

         ARLINGTON HEIGHTS, Ill., August 11, 2004--Arlington Hospitality, Inc. (Nasdaq/NM: HOST), a hotel development and management company, primarily of AmeriHost Inns, today announced that the company will hold a conference call to discuss second-quarter 2004 financial results on Friday, August 13, 2004, at 11 a.m. ET.

         The call will be led by Jerry H. Herman, Arlington Hospitality president and chief executive officer, who will be joined by James B. Dale, chief financial officer. A question-and-answer period will follow the prepared remarks. Stockholders and other interested parties may participate in the conference call by calling (800) 240-2430, reference number 11005111. A recording of the call will be available by telephone until midnight on Friday, August 20, by dialing (800) 405-2236, reference number 11005111.

         Arlington Hospitality, Inc. is a hotel development and management company that builds, operates and sells mid-market hotels. Arlington is the nation's largest owner and franchisee of AmeriHost Inn hotels, a 105-property mid-market, limited-service hotel brand owned and presently franchised in 20 states and Canada by Cendant Corporation (NYSE: CD). Currently, Arlington Hospitality, Inc. owns or manages 57 properties in 15 states, including 52 AmeriHost Inn hotels, for a total of 4,157 rooms, with additional AmeriHost Inn & Suites hotels under development.


                                     - 30 -